SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2018
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A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2464169
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2121 Rosecrans Ave. Suite 6300 El Segundo, CA (Address of principal executive offices)	90245 (Zip code)
Registrant’s telephone number, including area code: (310) 587-1477
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective March 20, 2018, the Company entered into a Tenth Amendment (the “Tenth Amendment”) to its existing credit agreement. Under the terms of the Tenth Amendment, the Company has access to up to $260 million in revolving lines of credit, with a $210 million base and a $50 million accordion option. The maturity date of the new credit facility is March 29, 2019.

The foregoing description of the Tenth Amendment is qualified in its entirety by reference to the Tenth Amendment, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Exhibits

(d) Exhibits:

Exhibit	Description
10.1
Tenth Amendment to Uncommitted Credit Agreement, dated as of March 20, 2018, by and among A-Mark Precious Metals, Inc., Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent, and the Lenders named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2018

A-MARK PRECIOUS METALS, INC.

By: /s/ Carol Meltzer
Name: Carol Meltzer
Title: General Counsel and Secretary